Exhibit 10.9

MGC DIAGNOSTICS CORPORATION
POLICY ON DIRECTOR ELECTION
OF STOCK IN LIEU OF QUARTERLY RETAINER,
AS EFFECTIVE DECEMBER 17, 2014

          MGC believes it is important for directors to own Company common stock and has adopted share ownership guidelines. Recognizing that it may be difficult for directors to obtain stock in the open market from time to time, the Company has provided that a portion of non-employee directors’ annual fees are payable in restricted stock of the Company, vesting over one year.

          In addition, the Board of Directors will give directors the option to designate a part of their annual cash retainer to be paid in Company common stock. These annual retainers are paid quarterly in advance.

          This Policy will begin with the fiscal quarter beginning August 1, 2013. For each quarter beginning on or after August 1, 2013, each non-employee director may elect, no later than 10 days prior to the beginning of the quarter, to have a percentage of that director’s quarterly cash retainer, excluding Chair fees, paid in Company common stock.

          The election must be made during an open window period and will remain in effect until rescinded or changed. All stock will be issued as of the first day of the quarter with a value equal to closing price on the previous day.

MGC DIAGNOSTICS CORPORATION
FORM OF DIRECTOR STOCK ELECTION

          The undersigned non-employee director of MGC Diagnostics Corporation hereby elects as follow:

          1.          I hereby elect to have ________ percent of my annual director cash retainer, payable quarterly, issued to me in common stock of MGC Diagnostics Corporation. [Instructions: Select number, either 0%, 25%, 50%, 75%, or 100%].

          2.          I understand and agree that this election is irrevocable for the next quarter of this fiscal year. I understand that this election will stay in effect for each subsequent quarter until I amend this election in writing. Any change to my election may be made only during an open period under the Company’s Insider Trading Policy and that no change will be effective until any quarter beginning 10 days after an election.

          3.          The MGC Diagnostics Corporation Board of Directors and its Compensation Committee have the authority to change the terms of this Policy in the future.

Non-Employee Director

Signature

Print Name

Date: